Exhibit 4.9

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of April ________, 2010, by and among Tombstone Exploration Corporation, a Canadian corporation ("Seller" or the "Company"), and Eurogas, Inc., a Utah corporation (“Purchaser”).

RECITALS

WHEREAS, the Company desires to offer and sell ten (10) one hundred thousand ($100,000) dollar Units (the "Units"), with each Unit consisting of two million five hundred thousand (2,500,000) shares of Common Stock, at $0.04 per share and a three (3) year Warrant to purchase two million five hundred thousand (2,500,000) shares of Common Stock at an exercise price of $0.10 per share;

WHEREAS, in consideration for the sale of one hundred percent (100%) of the Units the Company will receive an aggregate one million ($1,000,000) dollars for the sale of twenty five million (25,000,000) shares of the Company's Common Stock for and an additional two million five hundred thousand ($2,500,000) dollars upon exercise of one hundred percent (100%) of the Warrants, for an aggregate of three million five hundred thousand ($3,500,000) dollars upon the sale of one hundred (100%) of the Units and upon the exercise of one hundred (100%)  of the Warrants;

WHEREAS, none of the Shares underlying the Unit have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case in accordance with applicable state and provincial securities laws;

WHEREAS, on the terms and conditions hereinafter set forth and the Subscriber desires to acquire the number of Units set forth on the signature page hereof; and,

WHEREAS, the foregoing recitals, as set forth above, are hereby incorporated by reference into the Agreement as though fully set forth therein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual warranties, representations, agreements and undertakings hereinafter set forth, the parties do hereby agree as follows:

1.

Stock Purchase; Payment; Rights & Privileges.

(a)

Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing Dates (as defined below) and Seller agrees to sell and issue to Purchaser the Units as follows:

(i)

Tranche A: Purchaser shall purchase from Seller and Seller shall sell to Purchaser one Unit consisting of two million five hundred thousand (2,500,000) shares of Common Stock, at $0.04 per share and a three (3) year to purchase two million five hundred thousand (2,500,000) shares of Common Stock at an exercise price of $0.10 per share (“Tranche A”) for one hundred thousand ($100,000) dollars;

(ii)

Tranche B: Purchaser shall purchase from Seller and Seller shall sell to Purchaser nine (9) additional Units, with each Unit consisting of two million five hundred thousand (2,500,000) shares of Common Stock, at $0.04 per share and a three (3) year Warrant to purchase two million five hundred thousand (2,500,000) shares of Common Stock at an exercise price of $0.10 per share (“Tranche B”) for nine hundred thousand ($900,000) dollars;

(iii)

Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 2, 3 and 4 below, the date and time of the sale and delivery of certificates representing: (A) the Tranche A Shares pursuant to this Agreement (the “Tranche A Closing”) shall be no later than ten (10) days from the date first written above, or such other mutually agreed upon time; and (B) the Tranche B Shares pursuant to this Agreement (the “Tranche B Closing”) shall be no later than sixty (60) days.  The closing of the Tranche A and Tranche B transactions contemplated by this Agreement (the “Closing”) shall occur at such location as may be agreed to by the parties and may be undertaken remotely by facsimile or other electronic transmission; and,

(v)

Payment for the Tranche A and Tranche B Shares shall be payable in cash by wire transfer of immediately available funds, subject to adjustment pursuant to Section 1(c) below, as follows: (i) one hundred thousand ($100,000) dollars at the Tranche A Closing to be sent directly to Seller, and, (ii) nine hundred thousand ($900,000) dollars at the Tranche B Closing, to the client-trust account of Carrillo Huettel, LLP, in accordance with the following wire instructions or directly to the Seller:

Receiving Bank Name:

Bank of America

Receiving Bank ABA#:

122100024

Beneficiary’s Name:

Carrillo Huettel, LLP

Attorney Client Trust Account

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

Reference:

Tombstone Subscription Agreement

Beneficiary’s Account #:

16648-41027

(b)

All shares of Shares when conveyed, transferred and sold pursuant to the Section 1(a) shall be deemed fully paid and nonassessable shares, and Purchaser shall have all rights of a stockholder with respect thereto, including the right to vote, receive dividends (including stock dividends), participate in stock splits or other recapitalizations, and exchange such shares in a merger, consolidation or other reorganization.

(c)

Rights & Privileges. Upon the Tranche B Closing, the Purchaser shall have the right to nominate two members to the Company's Board of Directors.  However, any such nominations shall be subject to approval by a majority of the Company's then existing Board of Directors.

2.

Representations and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser that:

(a)

Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws Canada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

(b)

Authorization.  All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Units, and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement and Warrants, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.

Representations and Warranties of the Purchasers.  Purchaser hereby represents and warrants to the Company that:

(a)

Authorization.  Purchaser has full power and authority to enter into this Agreement. This Agreement when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b)

Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Units to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Units.  The Purchaser has not been formed for the specific purpose of acquiring any of the Units.

(c)

Knowledge. Purchaser acknowledges that he has been provided opportunity to review copies of the Company’s filings with the Securities and Exchange Commission, as amended, and has reviewed in particular the any risk factors for investors contained therein.  Purchaser further acknowledges that the Company has continued to sustain operating losses since the last financial statements filed. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

(d)

Restricted Securities. The Purchaser understands that the Units (and the securities issued thereunder) have not been, and not be, registered under the Securities Act and unless registered, the Purchaser may only sell or transfer the Units (and the securities issued thereunder) pursuant to a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Units are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Units indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Units, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(e)

Limited Public Market.  The Purchaser understands that there is a limited public trading market the Company’s securities and that there is no guarantee that an active public trading market will ever be developed for the Company’s securities.

(f)

Legends.  The Purchaser understands that the Units, and any securities issued in respect thereof or exchange therefore, may bear following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(i)

Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(g)

Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.

Conditions of the Purchasers’ Obligations at Closing. The obligations of Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)

Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b)

Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

5.

Conditions of the Company’s Obligations at Closing. The obligations of the Company to Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)

Representations and Warranties. The representations and warranties of Purchaser contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b)

Qualifications; Waivers/Consents. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.  In addition, all third party waivers or consents reasonably required in order to issue and sell the Securities hereunder, or enter into any agreement contemplated hereby, shall be obtained and effective as of the Closing.

6.

Miscellaneous.

(a)

Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)

Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of law.

(c)

Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)

Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)

Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

(f)

Amendments and Waivers.  Any term of this Agreement may only be amended or waived with the written mutual consent of the Company and Purchaser.

(g)

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h)

Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

TOMBSTONE EXPLORATION CORPORATION

By: /s/ Alan Brown

Name: Alan Brown

Title: Chief Executive Officer

Address:

1515 Red Top Rd.

P.O. Box 1280

Tombstone, AZ 85638

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	EUROGAS, INC.

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Purchaser:

Fax Number of Purchaser:

Address for Delivery of Securities and for Notice to Purchaser:

Subscription Amount:	$1,000,000

Number of Units Purchased:	10

Principal Amount:	$1,000,000

Common Stock:	25,000,000

Warrants:	10 Three Year Warrants Representing 25,000,000 @ $0.10 per share

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]